                                  WYRICK ROBBINS YATES & PONTON LLP
<
ROBERT A. PONTON, JR.             4101 LAKE BOONE, TRAIL, SUITE 300           ROBERT E. FUTRELL,
MADISON E. BULLARD, JR.           RALEIGH, NORTH CAROLINA 27607-7506          KENNETH E. EMEMAN,
F. DANIEL BELL, III                              ----                         D. DONOVAN MERRITT
ERIC A. VERNON                             MAILING ADDRESS                    JOHN M FUSCOE
J. KEMP SHERRON, III                   POST OFFICE DRAWER 7803                R. SHAWN WELLONS
CAROLYN M. DUDZIK                   RALEIGH, NORTH CAROLINA 27619             WINSTON F. LLOYD
STEPHEN C. BRIGATTE                              ----                         DONNA M. LEE
BENJAMIN N. THOMPSON                          TELECOPIER                      GARY V. MAUNEY
L. DIANE TINDALL                            (819) 781-4865                    CHAROLOTTE L. TART
ERIC A. SPENCE                                   ----                         LISA K. CAMFIELD
ROGER W. KNIGHT                               TELEPPHONE                      LISA D. INMAN
GRADY L. SHIELDS                            (819) 781-4000                    HEIDI C. BLOOM
J. CHRISTOPHER LYNCH                             ----                         JENNIFER E. MCDOUGAL
DONALD R. REYNOLDS                             WEBSITE                        ANTHONY L. WILLIAMS
E. WILLIAM KRATT                            WWW.WYNICK.COM                    MERIDITH P. EZZELL
JAMES L. S. COBB                                                              MARY M. KRUPNOW
CHARLES W. CLANTON                                                            ALAN E. WROBEL
JEFFREY J. JOHNSON                                                                    ----
THOMAS H. COOK, JR.                                                                OF COUNSEL
ALEXANDRA M. HIGHTOWER                                                        SAMUEL T. WYRICK, III
KEVIN A. PRAKKE                                                               JOSEPH H. NANNGY, JR.
LEE M. WHITMAN                                                                ALEXANDER M. DONLDSON
                                                                                      ----
                                            April 12, 2000                        JOHN C. BRYCE
                                                                                    1904-1992
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First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

Re:   First Investors Multi-State Insured Tax Free Fund
      -------------------------------------------------

Gentlemen:

We hereby consent to the use of our name and the reference to our firm in the Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of
First Investors Multi-State Insured Tax Free Fund and the related Prospectus and
Statement of Additional Information.

                                           Very truly yours,

                                           /s/ Wyrick Robbins Yates & Ponton LLP
                                           Wyrick Robbins Yates & Ponton LLP